UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 972-4005

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On November 16, 2004, Motorcar Parts of America, Inc. (“MPA”) issued a press release (the “Press Release”) announcing, among other things, information regarding the MPA’s net income for the three and six-month periods ended September 30, 2004. A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

Item 8.01. Other Events

     In addition to the matters set forth in Item 2.02 of this Current Report on Form 8-K, the Press Release also announced, among other things, that MPA has concluded that it will need to reissue its financial statements for the year ended March 31, 2004 and the three months ended June 30, 2004 to effect a change in accounting policy with respect to MPA’s accounting for its sales to customers and the recognition of the related core revenues and costs. MPA has decided to account for revenues and cost of sales on a net-of-core-value basis, which MPA has concluded reflects a better application of generally accepted accounting principles. MPA believes this change will result in a material decrease in net revenues and cost of sales but will not have a material impact on its gross profit, operating profit, net income or cash flow from operations.

     In light of the forthcoming reissuance of these financial statements, the Press Release indicates that MPA’s financial statements for the year ended March 31, 2004 and the three months ended June 30, 2004 should no longer be relied upon. MPA reached this conclusion on November 15, 2004, and authorized officers of MPA, with the approval of its Board of Directors and Audit Committee, have discussed this conclusion and the matters set forth in this Current Report on Form 8-K with MPA’s independent public accountants.

     As noted in the Press Release, MPA’s review of its accounting policies, and the resulting reissuance, was precipitated in part by comments that MPA received from the Securities and Exchange Commission’s Division of Corporation Finance in connection with the SEC’s review of financial information contained in prior periodic report filings. The Press Release also notes that MPA may make additional changes as management completes its review of MPA’s previously filed periodic reports and the SEC continues its review of these periodic reports.

     The Press Release also announced that MPA has filed a Form 12b-25 with the Securities and Exchange Commission with respect to its Quarterly Report on Form 10-Q for the second quarter ended September 30, 2004. As noted in the Press Release, MPA expects to file the Form 10-Q for the period ended September 30, 2004 no later than November 22, 2004.

     The contents of the Press Release, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K, are incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated November 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: November 16, 2004	/s/ Charles W. Yeagley
Charles W. Yeagley Chief Financial Officer